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                                                                  EXHIBIT 5.01

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                         [Letterhead of Fenwick & West LLP]


                                 September 23, 1998

Macromedia, Inc.
600 Townsend Street, Suite 310W
San Francisco, CA 94103

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about September 23, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,900,000 shares of your Common Stock (the "STOCK") to be sold by you pursuant to (a) options for up to 1,500,000 shares of Stock to be granted by you under your 1992 Equity Incentive Plan (the "1992 PLAN") and (b) options for up to 400,000 shares of Stock to be granted by you under your 1993 Directors Stock Option Plan (the "DIRECTORS PLAN").

     In rendering this opinion, we have examined the following:

     (1) the 1992 Plan and the forms of Stock Option Grant, Exercise Agreement and related documents used by you in connection with such plan;

     (2) the Directors Plan and the forms of Stock Option Grant, Exercise Agreement and related documents used by you in connection with such plan;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof;

     (4)  the Prospectuses prepared in connection with the Registration
          Statement;

     (5) the minutes (including draft minutes) of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books in our possession;

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

     (7) your registration statement on Form 8-A (File Number 00022688) filed with the Commission on October 22, 1993; and

     (8) the stock records that you have provided to us (consisting of a verification letter from your transfer agent dated September 22, 1998 verifying the number of your issued and outstanding shares of capital stock and a list of option holders respecting your capital stock that was prepared by you and dated September 22, 1998.

     We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission, and have confirmed your eligibility to use Form S-8.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

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Macromedia, Inc.
September 21, 1998
Page Two

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigations or other attempts to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that (a) the up to 1,500,000 shares of Stock to be issued and sold by you pursuant to the stock options to be granted under the 1992 Plan, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement, the 1992 Plan and accompanying stock option agreements, and (b) the up to 400,0000 shares of Stock to be issued and sold by you pursuant to the stock options to be granted under the Directors Plan, when issued and sold in accordance with the manner referred to in the relevant Prospectus associated with the Registration Statement, the Directors Plan and accompanying stock option agreements, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              /s/ FENWICK & WEST LLP